EMPLOYMENT AGREEMENT


         THIS AGREEMENT (together with all exhibits hereto, the "Agreement"), made in New York, New York as of the 8th day of February, 1999, between GT Interactive Software Corp., a Delaware corporation having its executive offices and principal place of business in New York, New York (the "Company"), and Thomas Heymann, the undersigned individual ("Executive").

         IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

         1.    Agreement Term.

               The term of this Agreement shall be the four-year period commencing on February 8, 1999 (the date on which Executive will commence his employment, subject to Section 2(c) hereof, at the Company's offices in New York, New York, referred to as the "Commencement Date") and ending on February 8, 2003 (as extended from time to time pursuant to Section 8(n) hereof, the "Agreement Term").

         2.    Employment.

               (a) Employment by the Company. Executive agrees to be employed by the Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as the Chief Executive Officer of the Company. Executive shall at all times be the Company's most senior executive officer, and shall have all of the authority commensurate with the offices he holds.

               (b) Performance of Duties. Throughout the Agreement Term, Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the Board of Directors of the Company, commensurate with Executive's titles, and serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company, subject to four weeks' vacation per year, sick leave in accordance with Company policy and except as otherwise set forth in Section 4(a) hereof. Executive shall have the titles of Chairman of the Board and Chief Executive Officer, and shall report to the Board of Directors of the Company, and at each annual or special meeting of stockholders at which directors are elected (to the extent the class of directors in which Executive serves is to be elected) during the Agreement Term shall be nominated by the Board to serve as a director of the Company. Executive shall initially be appointed to serve as a Class III director of the Company beginning

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as of the Commencement  Date.  Executive shall perform the duties and shall have the responsibilities set forth on Exhibit A hereto.

               (c) Place of Performance. Subject to Section 8(o) hereof, during the Agreement Term, Executive shall be based within thirty miles of Los Angeles County, California and, in this regard, Executive shall maintain Executive's personal residence within such area or such other location within reasonable access to Executive's office. Notwithstanding the foregoing, Executive will make such arrangements for reasonable travel to the Company's existing offices in New York, New York as reasonably requested by the Board of Directors, with due regard for Executive's need and desire to spend considerable time with his family in Los Angeles, until such time as the Company's executive offices are re-located as set forth in Section 8(o) hereof, provided that the Company shall bear the costs of Executive's travel to and living costs (housing and meals) in New York City during such period.


         3.    Compensation and Benefits.

               (a) Base Salary. The Company agrees to pay to Executive for employment hereunder a base salary ("Base Salary") at the annual rate of $612,000 for the entire Agreement Term, payable in installments consistent with the Company's payroll practices. Such Base Salary shall be increased annually by not less than five (5) percent, and may be increased further at the sole discretion of the Board of Directors.

               (b) Benefits and Perquisites.

               (i)   Benefits   Generally.   Executive   shall  be  entitled  to
participate in, to the extent Executive is otherwise eligible under the terms thereof, the benefit plans and programs, and receive the benefits and perquisites, generally provided to senior level executive officers of the Company. Except as otherwise provided in this Agreement, Executive may receive bonuses and be entitled to receive stock options at the sole discretion of the Board of Directors, provided that (A) Executive shall participate in the Company's senior executive bonus plan with a target bonus of 60% of Base Salary, and (B) for the Company's fiscal year ending March 31, 2000, Executive shall receive a minimum guaranteed bonus of no less than $150,000. The company shall provide, at no cost to Executive, health insurance coverage for Executive and his wife and children.

               (c) Travel and Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of Executive's duties under this Agreement in accordance with the policies and procedures established by the Company from time to time for its senior executives.

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               (d)  Options.   The  Board  of  Directors  or  the  stock  option
subcommittee of the Compensation Committee of the Board of Directors has approved, and the Company will grant to Executive on the Commencement Date the stock options at the prices and on the other terms set forth on Exhibit B hereto.

               (e) Commencement Bonus. On or within one day of the Commencement Date, the Company shall pay to Executive a one-time cash payment of $250,000.

               (f) Life Insurance. Assuming the Executive is insurable at customary rates, the Company shall pay for and maintain during the Agreement Term a term life insurance policy on Executive's life, payable to his estate or other beneficiary directed by Executive, in the face amount of $2,000,000, and shall reimburse Executive for all taxes payable by him, if any, as a result of such premium payment, net of any taxes payable by him as a result of such reimbursement. In the event that Executive is not insurable at customary rates, Executive shall have the option to require the Company to pay the customary rate for such insurance (and provide reimbursement for taxes as set forth above) in the event that Executive obtains such policy and pays the additional premium. At the end of the Agreement Term, Executive shall have the option to obtain ownership of (either directly or through a trust or other estate planning vehicle) any such life insurance policy provided that the Company shall thereafter have no obligation to pay the premiums therefor.

               (g) No Other Compensation or Benefits; Payment. The compensation and benefits specified in Sections 3 and 5 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

               (h) Cessation of Employment. In the event Executive shall cease to be employed by the Company for any reason, then Executive's compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

               (i) Company Rules, Regulations and Policies. Executive agrees to observe all reasonable rules, regulations and policies adopted by the Company in connection with the operation of its business, including but not limited to the standards and policies set forth in the Company's policy manual. In particular, Executive acknowledges and agrees to abide by the Company's policy that prohibits executive officers who may be deemed affiliates under SEC policy interpretations, from selling any shares of the Company's Common Stock at a time when such officer is advised by the Chief Financial Officer (based upon advice from the Company's independent certified public accountants) that such sale could adversely affect pooling of interests accounting treatment of any acquisition or other business combination engaged in or to be engaged in by the Company. If requested, Executive will execute

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an "affiliate"  agreement  confirming such agreement in connection with any such acquisition or business combination.


         4.    Exclusive Employment; Noncompetition.

               (a) No Conflict; No Other Employment. During the period of Executive's employment with the Company, Executive shall not: (i) wilfully engage in any activity which conflicts or interferes with or materially and unreasonably derogates from the performance of Executive's duties hereunder nor shall Executive engage in any other business activity, whether or not such business activity is pursued for gain or profit, except as approved in advance in writing by the Board of Directors of the Company; provided, that Executive shall be entitled to manage his personal investments and otherwise attend to personal affairs, including charitable activities and directorships in noncompetitive activities, in a manner that does not unreasonably interfere with his responsibilities hereunder, or (ii) accept any other full-time or substantially full-time employment, whether as an executive or consultant or in any other capacity, and whether or not compensated therefor.

               (b) No Competition. Without limiting the generality of the provisions of Sections 2(b) or 4(a) hereof, during the Agreement Term, Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business; provided, however, that if Executive's employment hereunder is terminated by the Company under Sections 5(c) or 5(d) hereof or Executive voluntarily resigns for Good Reason as provided in Section 5(d), then the provisions of this Section 4(b) shall terminate at the time of such event. For purposes of this Section 4(b), the term "Competing Business" shall mean (A) any business or venture which develops, manufactures, publishes, licenses, sells, distributes or supplies entertainment, educational or "edutainment" computer software or video games for commercial use, whether for retail distribution, by direct marketing, electronically, by license to others or otherwise; (B) any Internet-related business which is substantially similar to the whole or any significant part of the business conducted by the Company's One Zero Media subsidiary; or (C) any other business which is substantially similar to the whole or any significant part of the business conducted by the Company (any such activities described in the foregoing clauses (A), (B) or (C) shall for purposes of this section be hereinafter referred to as "Prohibited Activities"); provided that ownership of 2% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on The NASDAQ Stock Market, shall not constitute a breach of this Section 4, so long as Executive does not in fact have the power to control, or direct the management of, or is not otherwise associated with, such corporation. Notwithstanding anything to the contrary contained herein, Executive may be employed by a business or venture which engages in Prohibited Activities only so long as (x) Executive does not engage directly or indirectly in any Prohibited Activities, (y) such business or venture derives only immaterial revenues and profits from Prohibited Activities in relation to its overall business and (z) Executive's ownership of such business or venture is less than 2% of the stock or other securities thereof and Executive does not have the power to control or direct the management thereof.

               (c) No Solicitation of Employment. During the Agreement Term and for a period of two years thereafter, Executive shall not solicit or encourage any other employee to leave the Company for any reason.

               (d) Company Customers. Executive shall not, during the period which is coincident with the Executive's obligation not to compete under Section 4(b) hereof, directly or indirectly, contact, solicit or do business with (i) Wal-mart Corporation, Target Stores, Caldor, Phar-mor, Comp U.S.A., Best Buy, Office Depot, Kmart or any of their respective affiliated operations, for the purpose of selling entertainment, educational or "edutainment" computer software, video games or any other product (which is an integral product in a material product line of the Company) then sold by the Company to such customers at the time of termination of Executive's employment hereunder; (ii) any "customers" (as defined below) of the Company for the purpose of selling computer software, video games or any other product then sold by the Company to such customers at the time of termination of Executive's employment hereunder; or (iii) any supplier, licensor or licensee of the Company with respect to licensing computer software, video games or other intellectual property (which is related to computer software, video games or any other material product line of the Company), from such person.

For the purposes of the provisions of this Section 4(d), "customer" shall include any entity that purchased computer software, video games or any other product from the Company within eight months of the termination of Executive's employment hereunder, without regard to the reason for such termination. The term "customer" also includes any former customer or potential customer of the Company which the Company has solicited within eight months of such termination, for the purpose of selling computer software or any other product then sold by the Company.


         5.    Termination of Employment.

               (a) Termination. The Company may terminate Executive's employment for Cause (as defined below), in which case the provisions of Section 5(b) shall apply. The Company may also terminate Executive's employment in the event of Executive's Disability (as defined below), in which case the provisions of
Section 5(c) shall apply. The Company may also terminate the Executive's employment for any other reason by written notice to Executive, in which case the provisions of Section 5(d) shall apply. If Executive's employment is terminated by reason of Executive's death, retirement or voluntary resignation, the provisions of Section 5(b) shall apply.

               (b) Termination for Cause; Termination by Reason of Death or Retirement or Voluntary Resignation. In the event that Executive's employment hereunder is terminated during the Agreement Term (x) by the Company for Cause (as defined below), (y) by reason of Executive's death or retirement or (z) by reason of Executive's voluntary resignation (other than voluntary resignation with Good Reason (as hereinafter defined) or following a Change of Control as permitted by Section 5(d)(iii)), then the Company shall pay to Executive, within fifteen (15) days of the date of such termination, only the Base Salary and any bonus previously approved by the Board of Directors and provide benefits to Executive through such date of termination. For purposes of this Agreement, "Cause" shall mean (i) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) engaging in any substantiated act involving moral turpitude adversely affecting the Company's business and not involving a de minimis amount of money; (iii) willful and continued gross neglect or willful misconduct in the performance of Executive's material duties hereunder; and (iv) willful and repeated failure or refusal to perform such duties as may be delegated to Executive by the Board of Directors in writing commensurate with Executive's position as Chief Executive Officer of the Company and consistent with the responsibilities of a Chief Executive Officer; provided, however, that
(a) with respect to clauses (iii) and (iv), Executive shall have received written notice from the Company setting forth the alleged act or failure to act constituting "Cause" hereunder, and Executive shall not have cured such act or refusal to act (other than fraud or embezzlement, which may not be cured) within 15 business days of his actual receipt of such notice; and (b) for purposes of this Section, no act or failure to act by Executive shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without a reasonable belief that his actions or omission were in the best interest of the Company. For purposes hereof, the term "Good Reason" shall mean
(i) the modification of the duties and responsibilities, or the assignment or delegation to Executive of duties or responsibilities inconsistent with, or of less responsibility, importance or scope than, those of a Chairman of the Board and Chief Executive Officer, or the assignment to Executive of a position or title other than, Chairman of the Board and Chief Executive Officer, or (ii) any requirement that the Executive report to any person other than the Board of Directors of the Company, or (iii) any requirement that Executive perform services in an office of the Company located more than 30 miles from Los Angeles County, California (except for reasonably required travel to New York during the transition period prior to relocation referred to in Section 2(c) hereof), or
(iv) the failure of the Company to relocate its executive headquarters to, or the subsequent removal of such headquarters from, within thirty miles of Los Angeles County, California, in each case as provided in Section 8(o) hereof, or
(v) the failure by the Company to pay compensation or provide benefits or perquisites to Executive as and when required by the terms of this Agreement, or the failure of Executive to be elected and remain a director of the Company.

               (c) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from Executive's duties hereunder on a full time basis for either (i) two hundred ten (210) days within any three hundred sixty-five (365) day period, or (ii) one hundred eighty
(180) consecutive days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of Executive's duties hereunder on a full time basis, the Company may terminate Executive's employment hereunder for "Disability". In that event, the Company shall pay to Executive, within fifteen (15) days of the date of such termination, only the Base Salary and an appropriately pro-rated bonus and provide benefits to Executive through such date of termination. During any period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), Executive shall continue to receive the compensation and benefits provided by Section 3 hereof until Executive's employment hereunder is terminated; provided, however, that the amount of compensation and benefits received by Executive during the Disability Period shall be reduced by the aggregate amounts, if any, payable to Executive under disability benefit plans and programs of the Company or under the Social Security disability insurance program covering the same period of time. Following such termination, for one year the Company shall provide continued medical coverage and other insurance benefits as previously provided to Executive, as well as COBRA benefits and other insurance benefits required by law.

               (d) Termination By Company For Any Other Reason; Voluntary Resignation for Good Reason; Change of Control.

                    (i) In the event that (A) Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 5(b) or 5(c) hereof, or (B) the Executive voluntarily resigns for Good Reason, as defined in Section 5(b), then the Company shall pay to Executive, within fifteen (15) days of the date of such termination, the Base Salary and an appropriately pro-rated bonus and provide benefits through such date of termination or resignation and, in lieu of any further compensation, benefits and perquisites for the balance of the Agreement Term, severance pay of Fifty Thousand Dollars ($50,000) per annum during a period equal to two-years from the date of such termination or resignation (the "Severance Period"), commencing with such date of termination or resignation and payable at the times that Executive's Base Salary would have been so paid. In addition, under such circumstances, the Company and Executive will enter into a consulting agreement (as attached hereto as Exhibit C) for a term of two years commencing from the date of such termination or resignation.

                    (ii) In addition to any severance amounts payable hereunder, in the event (A) the Executive's employment is terminated by the Company or its successor or parent company, if any, for any reason other than properly for Cause as provided in Section 5(b) hereof, or (B) the Executive voluntarily resigns for Good Reason, as defined in Section 5(b), then all options previously granted to Executive pursuant to the Company's 1997 Stock Incentive Plan or otherwise shall immediately vest and be exercisable by Executive in full, and (except as provided in Section 8(o) hereof), Executive (or his estate in the event of death) shall thereafter be entitled to exercise such options for two years following such termination or resignation.

                    (iii) Upon the happening of a Change of Control, as hereinafter defined, then all options previously granted to Executive pursuant to the Company's 1997 Stock Incentive Plan or otherwise shall immediately vest and be exercisable by Executive in full, and Executive shall thereafter be entitled to exercise such options for two years from the occurrence of such Change of Control. In addition, if, following a Change of Control, (1) there occurs Good Reason, as defined in Section 5(b), or (2) Executive is not the Chairman of the Board and Chief Executive Officer of the Company or its successor and ultimate parent company, if any, or (3)

Executive's employment is terminated by the Company or its successor or parent company, if any, for any reason other than as provided in Sections 5(b) or (c), then in any such case, at any time within ninety (90) days of any event specified in clauses (1) or (2), Executive may voluntarily resign from employment with the Company or its successor and parent company, and thereupon (and following the happening of the event specified in clause (3)), the Company and its successor and parent company shall be obligated to make severance payments and enter into the consulting agreement as provided in Section 5(d)(i) hereof with the same effect as if the Company terminated the employment of Executive as contemplated by the provisions of Section 5(d)(i) or the Executive voluntarily resigned for Good Reason.

         For purposes hereof, Change of Control shall mean any of the following occurrences:

         (1) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") or "group" as contemplated by, or required to comply with the provisions of Rule 13d- 1(b)(1)(ii)(H) promulgated under the Exchange Act (other than (A) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (B) Joseph Cayre, Stanley Cayre, Kenneth Cayre and their respective spouses or children or trusts for such children, (C) General Atlantic Partners or any entity managed or controlled by General Atlantic Partners ((A), (B) and (C) together or individually, a "Current Owner"), or (D) any entity more than 50% of whose voting and equity interests are owned beneficially by a Current Owner), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of a merger or consolidation covered by clause (3)(i) below in connection with a merger involving the Company which would result in voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity (or its parent) outstanding immediately after such merger or consolidation);

         (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1),
                  (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (3) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than
                  (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or its parent) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" or "group" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

         (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               (e) No Further Liability; Release. Full payment made and complete performance by the Company in accordance with this Section 5 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, agents and representatives from any further obligation or liability with respect to Executive's employment and termination of employment. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment and continuing benefits and perquisites pursuant to and in accordance with this Section 5 (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The Company shall have the right to condition the payment of any severance or other amounts pursuant to Sections 5(c) or 5(d) hereof upon the delivery by Executive to the Company of a release in form and substance satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment, other than any failure by the Company to pay amounts otherwise required by this Agreement.


         6.    Confidential Information.

               (a) Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to Executive, but also information developed or learned by Executive during the course of or as a result of employment with the Company, which information shall be the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labelled as Confidential Information by the Company. By way of example and without limitation, Confidential Information includes any and all information developed, obtained, licensed by or to or owned by the Company concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs, and any other intellectual property created, used or sold (through a license or otherwise) by the Company, Electronic Data Information know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

               (b) Protection of Confidential Information. Executive acknowledges and agrees that in the performance of duties hereunder the Company discloses to and entrusts Executive with Confidential Information which is the exclusive property of the Company and which Executive may possess or use only in the performance of duties for the Company. Executive also acknowledges that Executive is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests, an invasion of privacy and an improper disclosure of trade secrets. Executive shall not, directly of indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of Executive's assigned duties and for the benefit of the Company, any Confidential Information, either during the Agreement Term or thereafter. Notwithstanding the foregoing, Confidential Information shall not include that information which (i) is or comes into the public domain, unless such information comes into the public domain as a result of a breach of this Agreement or violation of a confidentiality obligation to the Company, or (ii) is required to be disclosed pursuant to law or under a court order.

               (c) Delivery of Records, Etc. In the event Executive's employment with the Company ceases for any reason, Executive will not remove from the Company's premises without its prior written consent any records, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof, except that Executive shall be permitted to remove his personal files, records and belongings (including copies of his correspondence, which may include Confidential Information). Upon request or when employment with the Company terminates, Executive will immediately deliver the same to the Company.

         7.    Assignment and Transfer.

               (a)  Company.   Subject  to  Executive's   rights  under  Section
5(d)(iii) hereof, this Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. For purposes of this Agreement, the term Company shall include any successor to the Company, and any parent company of such successor (or of the Company), pursuant to or resulting from a merger or consolidation involving the Company which does not constitute a "Change of Control" pursuant to Section 5(d) of this Agreement.

               (b) Executive. Executive's rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

         8.    Miscellaneous.

               (a) Nondisclosure; Other Employers. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others. Executive represents and warrants that Executive has returned all property, proprietary information, trade secrets and confidential business information belonging to all prior employers.

               (b) Cooperation. Following termination of employment with the Company, Executive shall cooperate with the Company, as requested by the Company, to affect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

               (c) No Duty to Mitigate. Executive shall be under no duty to mitigate with respect to any severance or other amounts payable pursuant to this Agreement and such payments shall be made without regard to sums earned by Executive from any other source, except as provided in Section 5(d) hereof.

               (d) Protection of Reputation. During the Agreement Term and thereafter, Executive agrees that he will take no action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company.

               (e) Governing Law. This Agreement, including the validity, interpretation, construction and performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state without regard to such state's conflicts of law principles. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in New York, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

               (f) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting the subject matter hereof, including all prior employment agreements, if any, and any amendments or supplements thereto between the Company and Executive, which agreement(s) hereby are terminated and shall be of no further force or effect.

               (g) Amendment. This Agreement may be amended only by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

               (h) Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful. In this regard, Executive acknowledges that the provisions of Sections 4 and 6 are reasonable and necessary for the protection of the Company.

               (i) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive. The use herein of the word "including," when following any general provision, sentence, clause, statement, term or matter, shall be deemed to mean "including, without limitation". As used herein, "Company" shall mean the Company and its subsidiaries and any purchaser of, successor to or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the Company's business or assets which is obligated to perform this Agreement by operation of law, agreement pursuant to Section 7 hereof or otherwise. As used herein, the words "day" or "days" shall mean a calendar day or days.

               (j) Nonwaiver. Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

               (k) Remedies for Breach. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and, in the event of a breach or threatened breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of Sections 4 and 6 hereof. Without limiting the generality of the foregoing, if Executive breaches Sections 4 or 6 hereof, such breach will entitle the Company to enjoin Executive from disclosing any Confidential Information to any Competing Business, to enjoin such Competing Business from receiving from Executive or using any such Confidential Information and/or to enjoin Executive from rendering personal services to or in connection with such Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

               (l) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, or by hand delivery or by reputable overnight delivery service (such as Federal Express) to Executive's residence (as reflected in the Company's records or as otherwise designated by Executive on thirty (30) days' prior written notice to the Company with a copy to Jeffrey D. Zukerman, Esq., Zukerman, Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022) or to the Company's principal executive office, attention: Vice President Legal Affairs (with a copy to David P. Levin, Esq., Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022), as the case may be. All such notices, requests, consents and approvals shall be effective upon receipt. However, the time period in which a response thereto must be given shall commence to run from the date of receipt on the return receipt of the notice, request, consent or approval by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent.

               (m) Assistance in Proceedings, Etc. Executive shall, without additional compensation, during and after expiration of the Agreement Term, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi- legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party. The Company shall, in connection therewith, pay Executive's reasonable attorney's fees and expenses incurred in connection with this Section 8.

               (n) Automatic Extension of Agreement Term. This Agreement shall be automatically extended for a period of one year at the end of the Agreement Term (or any extension thereof) upon economic terms and conditions to be agreed upon (which shall be no less favorable than those contained herein) unless, not later than six months prior to the end of the Agreement Term (or extension thereof) (the "Notice Date"), the Company or the Executive shall have notified the other in writing of its or his intention not to so renew this Agreement. Any such extension shall be effective and binding as of the applicable Notice Date.

               (o) Executive Headquarters. Subject to the following sentence of this Section 8(o), within one year of the Commencement Date ("Initial Relocation Date"), the Company will relocate its executive headquarters to, or within thirty miles of, Los Angeles County, California. Notwithstanding the foregoing, if the Company, by action of its Board of Directors, determines not to move such headquarters during such period, or removes such headquarters from such location thereafter, in each case without the consent of the Executive, then (i) all options previously granted to Executive pursuant to the Company's 1997 Stock Incentive Plan or otherwise shall immediately vest and be exercisable in full, and Executive shall thereafter be entitled to exercise such options for two (2) years from the date of such Initial Relocation Date (if the Company determines not to relocate its executive headquarters) or the date of such subsequent removal, as the case may be, and (ii) Executive may, by written notice given within thirty days of the Initial Relocation Date or subsequent removal, as the case may be, terminate his employment with Good Reason pursuant to Section 5(d) hereof.

               (p) Fees. The Company shall reimburse Executive for attorney's fees and expenses incurred by him in connection with or arising out of the execution of this Agreement, up to a maximum aggregate amount of $25,000.

               (q) Insurance and Indemnification. Executive shall be covered under any director and officer insurance policy obtained by the Company, if any, and shall be entitled to benefit from any officer or director indemnification arrangements to the fullest extent permitted under applicable law and in accordance with the Company's existing Certificate of Incorporation (including the right to such coverage or benefit following Executive's employment to the extent such policy or benefit covers former employees). The Company shall use commercially reasonable efforts to maintain director and officer insurance in customary amounts. In the event that the Company does not maintain dirctor and officer insurance of at least ten million dollars ($10,000,000), Executive may terminate this Agreement, in which case neither the Company nor the Executive shall have any further liability (including without limitation any obligation to enter into the Consulting Agreement pursuant to Section 5(d) hereof) under this Agreement from and after such termination.

               (r) Authorization of Option Issuance. Attached hereto as Exhibit D is a copy of the written consent of certain shareholders of the Company, which shareholders hold more than 50% of the Company's common stock, consenting to the amendment (as described in Exhibit B attached hereto) to the Company's 1997 Stock Incentive Plan (the "Company Plan") required to grant stock options to Executive under Section 3(d) hereof. As promptly as reasonably practicable, the Company will prepare and file with the Securities Exchange Commission an information statement describing such written consent and amendment in accordance with applicable federal securities laws.

               (s) Execution by Date Certain. This Agreement shall have no force or effect unless it is executed by both parties hereto on or before February 15, 1999.

               (t) Survival. This Agreement and the respective obligations, rights and benefits of the Company and the Executive as set forth herein shall survive the cessation or termination of Executive's employment with the Company and the termination of the Agreement Term in accordance with the terms set forth herein.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.


GT Interactive Software Corp.                                 EXECUTIVE:



By:  /s/ JOSEPH J. CAYRE                                      /s/ THOMAS HEYMANN
     -------------------                                      ------------------
   Name:  Joseph J. Cayre                                     Thomas Heymann
   Title:  Chairman Emeritus